                                                    Three Months Ended                 Nine Months Ended
                                               ------------------------------     -----------------------------
                                               September 28,   September 30,      September 28,  September 30,
                                                   1996            1995               1996           1995
                                               -------------   --------------     -------------  --------------
(A)  Weighted average number of common
     shares outstanding                          52,358,412       53,150,947        52,650,512      53,281,518

     Additional common shares issuable under
     employee stock options using the
     treasury stock method                        1,214,468        1,080,458         1,319,488       1,115,947
                                                 ----------      -----------      ------------    ------------
(B)  Weighted average number of common
     shares outstanding assuming the
     exercise of stock options                   53,572,880       54,231,405        53,970,000      54,397,465
                                                 ==========      ===========      ============    ============
(C)  Net income applicable to common stock       46,596,000      $35,760,000      $128,236,000    $105,960,000
                                                 ==========      ===========      ============    ============


Net income per share as reported (C / A)              $0.89            $0.67             $2.44           $1.99
                                                      =====            =====             =====           =====

Net income per share giving effect to the
     exercise of outstanding stock options
     (C / B)                                          $0.87            $0.66             $2.38           $1.95
                                                      =====            =====             =====           =====

                                  Exhibit 11